AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1997
                                     REGISTRATION NO. 333-19861 AND 22-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               BANK UNITED CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 6711                               13-3528556
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                                                      JONATHON K. HEFFRON, ESQ.
       3200 SOUTHWEST FREEWAY                EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
             SUITE 1600                           3200 SOUTHWEST FREEWAY, SUITE 1600
          HOUSTON, TX 77027                               HOUSTON, TX 77027
           (713) 543-6500                                   (713) 543-6958
  (ADDRESS, INCLUDING ZIP CODE, AND       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
   TELEPHONE NUMBER, INCLUDING AREA       NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
    CODE, OF REGISTRANT'S PRINCIPAL
          EXECUTIVE OFFICES)

                            ------------------------
                                   COPIES TO:

       JOHN R. BRANTLEY, ESQ.                     PETER H. DARROW, ESQ.
    BRACEWELL & PATTERSON, L.L.P.           CLEARY, GOTTLIEB, STEEN & HAMILTON
   2900 SOUTH TOWER PENNZOIL PLACE                  ONE LIBERTY PLAZA
      HOUSTON, TEXAS 77002-2781                  NEW YORK, NEW YORK 10006

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                 PROPOSED MAXIMUM                   AMOUNT OF
  TITLE OF EACH CLASS OF            AGGREGATE                      REGISTRATION
SECURITIES TO BE REGISTERED     OFFERING PRICE(1)                      FEE
-------------------------------------------------------------------------------
% Subordinated Notes due 2004      $100,000,000                      $30,304
-------------------------------------------------------------------------------
% Subordinated Notes due 2007      $120,000,000                      $36,364
-------------------------------------------------------------------------------
Total                              $220,000,000                      $66,668
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission (the "Commission") registration fee and the National Association of Securities Dealers, Inc. ("NASD") filing fee.

                                         PAYABLE
                                          BY THE
                                        REGISTRANT
                                        ----------
SEC registration fee.................    $  66,668
NASD filing fee......................       22,500
Blue Sky fees and expenses...........       10,000
Accounting fees and expenses.........       35,000
Legal fees and expenses..............      130,000
Trustee's fees and expenses..........        9,000
Printing and engraving expenses......      175,000
Miscellaneous fees and expenses......       20,000
                                        ----------
     Total...........................    $ 468,168
                                        ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

     The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     The Underwriting Agreement provides for indemnification by the Underwriters of the registrant, its Directors and officers, and by the registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

     In addition, Lewis S. Ranieri, Salvatore A. Ranieri, and Scott A. Shay, who are directors of the Company, may be entitled to indemnification from Hyperion Partners L.P. and Hyperion Ventures L.P., the former upstream affiliates of the Company. Such former upstream affiliates, at their sole discretion, may elect to indemnify other persons who serve as directors or officers of the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During June 1996, the following actions were taken in the order indicated:
(i) Hyperion Holdings exchanged shares of a newly created class of its non-voting common stock for certain shares of its voting common stock held by Hyperion Partners; (ii) Hyperion Partners then distributed the Hyperion Holdings common stock to its limited and general partners in accordance with the limited partnership agreement of Hyperion Partners (the "Distribution"); and (iii) following the Distribution, Hyperion Holdings was merged with and into the Company (the "Merger"), with the result that holders of Hyperion Holdings voting and non-voting common stock received shares of Class A Common Stock and Class B Common Stock and the holders of the Company's Class C common stock, par value $0.01 per share ("Class C Common Stock") received shares of Class B
Common Stock as set forth under "Selling Stockholders". As part of the Restructuring, the common stock of Hyperion Holdings and the Class C Common Stock were converted 1,800 to one. Subsequent to the Restructuring, there were no shares of Class C Common Stock outstanding. In addition, immediately prior to the August Offering, the FDIC-FRF surrendered to the Bank a portion of the Warrant to purchase 158,823 shares of Bank Common Stock for a cash payment of $6.1 million and exercised the remainder of the Warrant. Immediately thereafter, the FDIC-FRF exchanged the shares of Bank Common Stock for 1,503,560 shares of Class B Common Stock, all of which are being sold in the August Offering. See "Business -- The Assistance Agreement". In June 1996, the Company granted 318,342 shares of Class B Common Stock to certain executive officers of the Company pursuant to the executive management compensation program. See "Management -- Executive Management Compensation Program".

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed as part of this Registration Statement. Except as otherwise indicated, each exhibit is incorporated herein by reference to the exhibit of the same number in the Registrant's Registration Statement on Form S-1 (Registration No. 333-06229).

      EXHIBIT NO.                                                DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
          +1         --   Form of Underwriting Agreement by and among the Registrant and the Underwriters.
           2.1       --   Form of Letter Agreement, by and among the general and limited partners of Hyperion
                          Partners, L.P., dated as of June 17, 1996, relating to certain transactions consumated prior to the Offering.
           2.2       --   Merger Agreement, dated as of June 17, 1996, by and between the Company and Hyperion
                          Holdings related to the Merger.
           3.1       --   Form of Restated Certificate of Incorporation of the Registrant, as amended.
           3.2       --   Form of By-Laws of the Registrant.
           4.1       --   Indenture, dated as of May 15, 1993, between USAT Holdings Inc. and The Bank of New York, as Trustee, relating to the Company's 8.05% Senior Notes due May 15, 1998.
          *4.2       --   Indenture, dated as of               , between the Registrant and The Bank of New York, as
                          Trustee, relating to the Registrant's   % Subordinated Notes due            , 2004 and   %
                          Subordinated Notes due            , 2007
           4.3       --   Form of     % Subordinated Note due         , 2004 (included in the Indenture filed as
                          Exhibit 4.2 hereto).
           4.4       --   Form of   % Subordinated Notes due            , 2007 (included in the Indenture filed as
                          Exhibit 4.2 hereto)
           4.5       --   Form of 8.05% Senior Note due May 15, 1998 (included in Indenture filed as Exhibit 4.1 hereto).
           4.6       --   Exchange and Registration Rights relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Incorporated by reference to Exhibit 4.3 in the Registrant's Registration Statement
                          on Form S-1, Registration No. 333-06229.)
           4.7       --   First Supplemental Indenture, dated as of January 23, 1995, between the Registrant and The
                          Bank of New York, as Trustee, relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Incorporated by reference to Exhibit 4.4 in the Registrant's Registration Statement
                          on Form S-1, Registration No. 333-06229.)
          *4.8       --   Second Supplemental Indenture, dated as of December 3, 1996 among Registrant, BNKU
                          Holdings, Inc. and The Bank of New York, as Trustee, relating to Registrant's 8.05% Senior
                          Notes due May 15, 1998.
          *4.9       --   Third Supplemental Indenture, dated as of March 27, 1997 between the Registrant and The
                          Bank of New York, as Trustee, relating to the Registrant's 8.05% Senior Notes due May 15,
                          1998.
          *5         --   Form of Opinion of Bracewell & Patterson, L.L.P. as to the validity of the securities registered hereunder.
          10.1       --   Assistance Agreement, dated December 30, 1988, among the Bank, the Registrant, Hyperion
                          Holdings, Hyperion Partners, and the FSLIC.
          10.1a      --   Settlement and Termination Agreement, dated as of December 23, 1993, among the Bank, the
                          Registrant, Hyperion Holdings, Hyperion Partners and the FDIC.
          10.1b      --   Tax Benefits Agreement, dated December 28, 1993, among the Bank, the Registrant, Hyperion
                          Holdings, Hyperion Partners and the FDIC.
          10.2       --   Acquisition Agreement, dated December 30, 1988, between the Bank and the FSLIC.
          10.3       --   Warrant Agreement, dated December 30, 1988, between the Bank and the FSLIC.
          10.3a      --   Amended and Restated Warrant Agreement dated December 28, 1993, between the Bank and the
                          FDIC.
          10.4       --   Regulatory Capital Maintenance Agreement, dated December 30, 1988 among the Bank, the
                          Registrant, Hyperion Holdings, Hyperion Partners, and the FSLIC (terminated)
          10.5       --   Federal Stock Charter of the Bank and First Amendment to charter approved on August 26,
                          1992.
          10.6       --   Amended and Restated Federal Stock Charter of the Bank and Second Amendment approved on
                          October 30, 1992

                                      II-3

          10.6a      --   Third Amendment to the Federal Stock Charter of the Bank approved on April 23, 1996
          10.6b      --   Amended and Restated Bylaws of the Bank
          10.7       --   Specimen Preferred Stock, Series A, certificate, $25.00 per share stated value of the Bank
          10.7a      --   Certificate of Designation of Noncumulative Preferred Stock, Series A, of the Bank
          10.7b      --   Specimen Preferred Stock, Series B, certificate, $25.00 per share stated value, of the
                          Bank
          10.7c      --   Certificate of Designation of Noncumulative Preferred Stock, Series B, of the Bank
          10.8       --   Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics
                          Financial Services, Inc., and First Amendment (dated October 28, 1992) and Second
                          Amendment (dated September 1, 1992)
          10.8a      --   Third Amendment, dated December 17, 1993, to the Data Processing Agreement, dated January
                          1, 1992, between the Bank and Systematics Financial Services, Inc.
          10.8b      --   Fourth Amendment, dated March 28, 1994, to the Data Processing Agreement, dated January 1,
                          1992, between the Bank and Systematics Financial Services, Inc.
          10.8c      --   Fifth Amendment, dated April 1, 1994 to the Data Processing Agreement, dated January 1,
                          1992, between the Bank and Systematics Financial Services, Inc.
          10.8d      --   Sixth Amendment, dated February 26, 1996 to the Data Processing Agreement, dated January
                          1, 1992, between the Bank and Systematics Financial Services, Inc.
          10.9       --   Management and Consulting Services Agreement, dated January 1, 1992, between the Bank and
                          Systematics Financial Services, Inc., and First Amendment (dated March 18, 1992) and
                          Second Amendment (dated September 1, 1992)
          10.10      --   Lease Agreement, dated April 1, 1989, between the Bank and Homart Development Co. (Leased premises at 3200 Southwest Freeway) and First Amendment thereto dated January 31, 1990
          10.10a     --   Second Amendment, dated November 14, 1994 to Lease Agreement dated April 1, 1989, between the Bank and Homart Development Co. (assigned to HD Delaware Properties, Inc.)
          10.10b     --   Third Amendment, dated January 8, 1996 to Lease Agreement dated April 1, 1989 between the
                          Bank and Homart Development Co. (predecessor in interest of HMS Office, L.P.)
          10.11      --   Lease Agreement, dated November 20, 1990, between the Bank and Greenway Plaza, LTD.
                          (Leased premises at 3800 Buffalo Speedway)
          10.12      --   Employment Agreement, dated March 18, 1991, between the Bank and Barry C. Burkholder
          10.12a     --   Amendment, dated April 10, 1996, to the Employment Agreement between the Bank and Barry C.
                          Burkholder
          10.13      --   Letter Agreement Related to Employment, dated April 4, 1990, between the Bank and Anthony
                          J. Nocella
          10.14      --   Letter Agreement Related to Employment, dated June 18, 1990 between the Bank and George R.
                          Bender
          10.15      --   Letter Agreement Related to Employment, dated April 6, 1990, between the Bank and Jonathon
                          K. Heffron
          10.16      --   Letter Agreement Related to Employment, dated May 10, 1991, between the Bank and Leslie H.
                          Green
          10.17      --   Management Incentive Plan, dated April 20, 1992
          10.18      --   Letter Agreement, dated January 5, 1990, between Hyperion Partners and certain shareholders of the Registrant with respect to the provision of managerial assistance to the Registrant
          10.22      --   Supplemental Executive Savings Plan of the Bank
          10.23      --   Directors Supplemental Savings Plan of the Bank
          10.24      --   Warrant Purchase and Exchange Agreement, dated July 23, 1996, by and among the Company, the Bank and the Federal Deposit Insurance Corporation
          10.25      --   Tax Sharing Agreement dated as of May 1, 1996, by and between the Company and the Bank.
          10.26      --   Form of The Company's 1996 Stock Incentive Plan

          10.27      --   Form of The Company's Director Stock Plan
          10.28      --   Employment Agreement, dated August 1, 1996, between the Company and Barry C. Burkholder
          10.29      --   Employment Agreement, dated August 1, 1996, between the Company and Anthony J. Nocella
          10.30      --   Employment Agreement, dated August 1, 1996, between the Company and Jonathon K. Heffron
          10.31      --   Employment Agreement, dated August 1, 1996, between the Company and Ronald D. Coben
          10.32      --   Form of Nontransferable Stock Agreement
          10.33      --   Form of Stock Option Agreement
          10.34      --   Consulting Agreement
          10.35      --   Recovery Agreement
          10.36      --   Stock Purchase Agreement, dated January 15, 1993, between Hyperion Partners and Hyperion
                          Holdings
         *12         --   Statement of Computation of Ratios of Earnings to Fixed Charges.
          21         --   Subsidiaries of the Registrant
         *23.1       --   Consent of Deloitte & Touche, LLP, independent auditors
         *23.2       --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5)
         +24         --   Powers of Attorney
         *25         --   Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939

------------
 + Previously filed.

 * Filed herewith.

     (b)  Financial Statement Schedules.

     Schedules to the Consolidated Financial Statements are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 1ST DAY OF APRIL, 1997.

                                          BANK UNITED CORP.
                                          By:/s/ BARRY C. BURKHOLDER
                                                 Barry C. Burkholder
                                                    PRESIDENT AND
                                                CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED BELOW.

       SIGNATURES                       TITLE                     DATE
--------------------------------- ------------------------   ---------------
(1) Principal Executive Officer:
/s/  BARRY C. BURKHOLDER          President and               April 1, 1997
     BARRY C. BURKHOLDER          Chief Executive Officer

(2) Principal Financial and
      Accounting Officer:

/s/  ANTHONY J. NOCELLA           Chief Financial Officer     April 1, 1997
     ANTHONY J. NOCELLA

(3) Directors:
            *                     Director                    April 1, 1997
     LEWIS S. RANIERI

            *                     Director                    April 1, 1997
     SCOTT A. SHAY

                                  Director                    April 1, 1997
     BARRY C. BURKHOLDER

            *                     Director                    April 1, 1997
     LAWRENCE CHIMERINE, PH.D.

            *                     Director                    April 1, 1997
     DAVID M. GOLUSH

            *                     Director                    April 1, 1997
     PAUL M. HORVITZ, PH.D.

       SIGNATURES                       TITLE                     DATE
--------------------------------- ------------------------   ---------------
            *                     Director                    April 1, 1997
     ALAN E. MASTER

                                  Director                    April 1, 1997
     ANTHONY J. NOCELLA

            *                     Director                    April 1, 1997
     SALVATORE A. RANIERI

            *                     Director                    April 1, 1997
     PATRICIA A. SLOAN

            *                     Director                    April 1, 1997
     KENDRICK R. WILSON III

            *                     Director                    April 1, 1997
     MICHAEL S. STEVENS

*By: /s/ JONATHON K. HEFFRON
         JONATHON K. HEFFRON
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

      EXHIBIT NO.                                                DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
          +1         --   Form of Underwriting Agreement by and among the Registrant and the Underwriters.
           2.1       --   Form of Letter Agreement, by and among the general and limited partners of Hyperion
                          Partners, L.P., dated as of June 17, 1996, relating to certain transactions consumated prior to the Offering.
           2.2       --   Merger Agreement, dated as of June 17, 1996, by and between the Company and Hyperion
                          Holdings related to the Merger.
           3.1       --   Form of Restated Certificate of Incorporation of the Registrant, as amended.
           3.2       --   Form of By-Laws of the Registrant.
           4.1       --   Indenture, dated as of May 15, 1993, between USAT Holdings Inc. and The Bank of New York, as Trustee, relating to the Company's 8.05% Senior Notes due May 15, 1998.
          *4.2       --   Indenture, dated as of               , between the Registrant and The Bank of New York, as
                          Trustee, relating to the Registrant's   % Subordinated Notes due            , 2004 and   %
                          Subordinated Notes due            , 2007
           4.3       --   Form of     % Subordinated Note due         , 2004 (included in the Indenture filed as
                          Exhibit 4.2 hereto).
           4.4       --   Form of   % Subordinated Notes due            , 2007 (included in the Indenture filed as
                          Exhibit 4.2 hereto)
           4.5       --   Form of 8.05% Senior Note due May 15, 1998 (included in Indenture filed as Exhibit 4.1 hereto).
           4.6       --   Exchange and Registration Rights relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Incorporated by reference to Exhibit 4.3 in the Registrant's Registration Statement
                          on Form S-1, Registration No. 333-06229.)
           4.7       --   First Supplemental Indenture, dated as of January 23, 1995, between the Registrant and The
                          Bank of New York, as Trustee, relating to Registrant's 8.05% Senior Notes due May 15,
                          1998. (Incorporated by reference to Exhibit 4.4 in the Registrant's Registration Statement
                          on Form S-1, Registration No. 333-06229.)
          *4.8       --   Second Supplemental Indenture, dated as of December 3, 1996 among Registrant, BNKU
                          Holdings, Inc. and The Bank of New York, as Trustee, relating to Registrant's 8.05% Senior
                          Notes due May 15, 1998.
          *4.9       --   Third Supplemental Indenture dated as of March 27, 1997 between the Registrant and The
                          Bank of New York, as Trustee, relating to the Registrant's 8.05% Senior Notes due May 15,
                          1998.
          *5         --   Form of Opinion of Bracewell & Patterson, L.L.P. as to the validity of the securities registered hereunder.
          10.1       --   Assistance Agreement, dated December 30, 1988, among the Bank, the Registrant, Hyperion
                          Holdings, Hyperion Partners, and the FSLIC.
          10.1a      --   Settlement and Termination Agreement, dated as of December 23, 1993, among the Bank, the
                          Registrant, Hyperion Holdings, Hyperion Partners and the FDIC.
          10.1b      --   Tax Benefits Agreement, dated December 28, 1993, among the Bank, the Registrant, Hyperion
                          Holdings, Hyperion Partners and the FDIC.
          10.2       --   Acquisition Agreement, dated December 30, 1988, between the Bank and the FSLIC.
          10.3       --   Warrant Agreement, dated December 30, 1988, between the Bank and the FSLIC.
          10.3a      --   Amended and Restated Warrant Agreement dated December 28, 1993, between the Bank and the
                          FDIC.
          10.4       --   Regulatory Capital Maintenance Agreement, dated December 30, 1988 among the Bank, the
                          Registrant, Hyperion Holdings, Hyperion Partners, and the FSLIC (terminated)
          10.5       --   Federal Stock Charter of the Bank and First Amendment to charter approved on August 26,
                          1992.
          10.6       --   Amended and Restated Federal Stock Charter of the Bank and Second Amendment approved on
                          October 30, 1992
          10.6a      --   Third Amendment to the Federal Stock Charter of the Bank approved on April 23, 1996
          10.6b      --   Amended and Restated Bylaws of the Bank
          10.7       --   Specimen Preferred Stock, Series A, certificate, $25.00 per share stated value of the Bank
          10.7a      --   Certificate of Designation of Noncumulative Preferred Stock, Series A, of the Bank
          10.7b      --   Specimen Preferred Stock, Series B, certificate, $25.00 per share stated value, of the
                          Bank
          10.7c      --   Certificate of Designation of Noncumulative Preferred Stock, Series B, of the Bank
          10.8       --   Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics
                          Financial Services, Inc., and First Amendment (dated October 28, 1992) and Second
                          Amendment (dated September 1, 1992)
          10.8a      --   Third Amendment, dated December 17, 1993, to the Data Processing Agreement, dated January
                          1, 1992, between the Bank and Systematics Financial Services, Inc.
          10.8b      --   Fourth Amendment, dated March 28, 1994, to the Data Processing Agreement, dated January 1,
                          1992, between the Bank and Systematics Financial Services, Inc.


          10.8c      --   Fifth Amendment, dated April 1, 1994 to the Data Processing Agreement, dated January 1,
                          1992, between the Bank and Systematics Financial Services, Inc.
          10.8d      --   Sixth Amendment, dated February 26, 1996 to the Data Processing Agreement, dated January
                          1, 1992, between the Bank and Systematics Financial Services, Inc.
          10.9       --   Management and Consulting Services Agreement, dated January 1, 1992, between the Bank and
                          Systematics Financial Services, Inc., and First Amendment (dated March 18, 1992) and
                          Second Amendment (dated September 1, 1992)
          10.10      --   Lease Agreement, dated April 1, 1989, between the Bank and Homart Development Co. (Leased premises at 3200 Southwest Freeway) and First Amendment thereto dated January 31, 1990
          10.10a     --   Second Amendment, dated November 14, 1994 to Lease Agreement dated April 1, 1989, between the Bank and Homart Development Co. (assigned to HD Delaware Properties, Inc.)
          10.10b     --   Third Amendment, dated January 8, 1996 to Lease Agreement dated April 1, 1989 between the
                          Bank and Homart Development Co. (predecessor in interest of HMS Office, L.P.)
          10.11      --   Lease Agreement, dated November 20, 1990, between the Bank and Greenway Plaza, LTD.
                          (Leased premises at 3800 Buffalo Speedway)
          10.12      --   Employment Agreement, dated March 18, 1991, between the Bank and Barry C. Burkholder
          10.12a     --   Amendment, dated April 10, 1996, to the Employment Agreement between the Bank and Barry C.
                          Burkholder
          10.13      --   Letter Agreement Related to Employment, dated April 4, 1990, between the Bank and Anthony
                          J. Nocella
          10.14      --   Letter Agreement Related to Employment, dated June 18, 1990 between the Bank and George R.
                          Bender
          10.15      --   Letter Agreement Related to Employment, dated April 6, 1990, between the Bank and Jonathon
                          K. Heffron
          10.16      --   Letter Agreement Related to Employment, dated May 10, 1991, between the Bank and Leslie H.
                          Green
          10.17      --   Management Incentive Plan, dated April 20, 1992
          10.18      --   Letter Agreement, dated January 5, 1990, between Hyperion Partners and certain shareholders of the Registrant with respect to the provision of managerial assistance to the Registrant
          10.22      --   Supplemental Executive Savings Plan of the Bank
          10.23      --   Directors Supplemental Savings Plan of the Bank
          10.24      --   Warrant Purchase and Exchange Agreement, dated July 23, 1996, by and among the Company, the Bank and the Federal Deposit Insurance Corporation
          10.25      --   Tax Sharing Agreement dated as of May 1, 1996, by and between the Company and the Bank.
          10.26      --   Form of The Company's 1996 Stock Incentive Plan
          10.27      --   Form of The Company's Director Stock Plan
          10.28      --   Employment Agreement, dated August 1, 1996, between the Company and Barry C. Burkholder
          10.29      --   Employment Agreement, dated August 1, 1996, between the Company and Anthony J. Nocella
          10.30      --   Employment Agreement, dated August 1, 1996, between the Company and Jonathon K. Heffron
          10.31      --   Employment Agreement, dated August 1, 1996, between the Company and Ronald D. Coben
          10.32      --   Form of Nontransferable Stock Agreement
          10.33      --   Form of Stock Option Agreement
          10.34      --   Consulting Agreement
          10.35      --   Recovery Agreement
          10.36      --   Stock Purchase Agreement, dated January 15, 1993, between Hyperion Partners and Hyperion
                          Holdings
         *12         --   Statement of Computation of Ratios of Earnings to Fixed Charges.
          21         --   Subsidiaries of the Registrant
         *23.1       --   Consent of Deloitte & Touche, LLP, independent auditors
         *23.2       --   Consent of Bracewell & Patterson, L.L.P. (included in Exhibit 5)
         +24         --   Powers of Attorney
         *25         --   Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939

------------
 + Previously filed.

 * Filed herewith.